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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Large Scale Biology Corporation on Form S-1 of our report dated March 24, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Sacramento, California
April 3, 2000